Exhibit 99.1

PRESS RELEASE

Darrin Shewchuk Senior Director, Corporate Communications Tel: +1 203-328-3834 darrin.shewchuk@harman.com	Yijing Brentano Vice President, Investor Relations Tel: +1 203-328-3500 yijing.brentano@harman.com

OCTOBER 29, 2015

HARMAN REPORTS FIRST QUARTER FISCAL 2016 RESULTS

•	Q1 Net Sales up 14% to $1.6 Billion

•	Q1 Operational EPS up 13% to $1.48; Operational EBITDA up 20% to $197 Million

•	Secured $1.1 Billion in New Automotive Awards

•	Won Several Leadership Awards for IoT Innovation

STAMFORD, CT – Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the first quarter ended September 30, 2015.

Net sales for the first quarter were $1.6 billion, an increase of 14 percent compared to the prior year or 23 percent excluding the impact of foreign currency translation (ex-FX). Excluding the impact of acquisitions and foreign currency translation, net sales increased 13 percent compared to the prior year. Connected Car net sales increased eight percent (19 percent ex-FX), due to platform expansions, higher take rates, and stronger automotive production. Lifestyle Audio net sales increased 14 percent (21 percent ex-FX) due to higher consumer audio and car audio sales. Net sales in Professional Solutions decreased three percent (increased one percent ex-FX). Connected Services net sales were $174 million compared to $68 million in the prior year, due to the expansion of the Company’s services portfolio, primarily as a result of the acquisition of Symphony Teleca (STC).

Excluding restructuring, non-recurring charges and acquisition-related items, first quarter operating income increased 24 percent to $158 million compared to $128 million in the prior year, and EBITDA increased 20 percent to $197 million compared to $164 million in the prior year. Earnings per diluted share increased 13 percent to $1.48 compared to $1.31 in the prior year.

On a GAAP basis, first quarter operating income increased 14 percent to $131 million compared to $116 million in the prior year, EBITDA increased 23 percent to $188 million compared to $153 million in the prior year, and earnings per diluted share increased two percent to $1.20 compared to $1.18 in the prior year. The Company recorded $26 million of restructuring, non-recurring charges and acquisition-related items compared to $12 million in the prior year. The increase was primarily due to non-cash amortization of acquired intangible assets.

“HARMAN is off to a solid start to deliver on our fiscal 2016 targets with double-digit revenue and earnings growth in the first quarter, driven by robust demand for connected systems and services in the car,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “Demand from automakers for embedded infotainment and car audio solutions remains strong as evidenced by the $1.1 billion in new automotive awards in the quarter, building on our industry-leading backlog of $23 billion as of the end of fiscal 2015.”

FY 2016 Key Figures – Total Company	Three Months Ended September 30,
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,631	1,429	14%	23%
Gross profit	487	415	18%	25%
Percent of net sales	29.9%	29.0%
SG&A	356	299	19%	27%
Operating income	131	116	14%	20%
Percent of net sales	8.1%	8.1%
EBITDA[1]	188	153	23%	30%
Percent of net sales	11.5%	10.7%
Net Income attributable to HARMAN International Industries, Incorporated	87	83	5%	10%
Diluted earnings per share	1.20	1.18	2%	7%
Restructuring & non-recurring costs	3	12
Acquisition-related items	23	0
Non-GAAP - operational[1]
Gross profit	489	418	17%	25%
Percent of net sales	30.0%	29.2%
SG&A	331	290	14%	22%
Operating income	158	128	24%	31%
Percent of net sales	9.7%	8.9%
EBITDA	197	164	20%	27%
Percent of net sales	12.1%	11.5%
Net Income attributable to HARMAN International Industries, Incorporated	107	92	16%	23%
Diluted earnings per share	1.48	1.31	13%	19%
Shares outstanding – diluted (in millions)	73	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A (Non-GAAP)

Gross margin for the first quarter of fiscal year 2016 increased 80 basis points to 30.0 percent. The improvement was primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base, as well as the expansion of our services portfolio.

In the first quarter of fiscal year 2016, SG&A expense as a percentage of net sales was consistent with the prior year at 20.3 percent.

Investor Call Today October 29, 2015

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the first quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (800) 272-6255 (U.S.) or +1 (303) 223-2685 (International) ten minutes before the call and reference HARMAN, Access Code: 21779582.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal first quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Friday, January 29, 2016 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633 8284 (U.S.) or +1 (402) 977 9140 (International), Access Code: 21779582. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473 0602 (U.S.) or +1 (303) 446 4604 (International).

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 28,000 people across the Americas, Europe, and Asia and reported sales of $6.4 billion during the 12 months ended September 30, 2015. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (2) the loss of one or more significant customers, the loss of a significant platform with an automotive customer or the in-sourcing of certain services by the Company’s automotive customers; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (5) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (6) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (7) the Company’s ability to integrate successfully its recently completed and future acquisitions; (8) the Company’s ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for its critical organizational positions; (9) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (10) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business or “backlog,” which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis.

APPENDIX

Connected Car

FY 2016 Key Figures – Connected Car	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	755	700	8%	19%
Gross profit	178	164	9%	17%
Percent of net sales	23.5%	23.4%
SG&A	91	91	(1%)	11%
Operating income	87	73	20%	24%
Percent of net sales	11.5%	10.4%
EBITDA[1]	106	90	18%	23%
Percent of net sales	14.0%	12.8%
Restructuring & non-recurring costs	0	1
Acquisition-related items	1	0
Non-GAAP - operational[1]
Gross profit	179	165	8%	17%
Percent of net sales	23.7%	23.6%
SG&A	91	91	(1%)	11%
Operating income	88	74	19%	23%
Percent of net sales	11.7%	10.6%
EBITDA	105	90	17%	22%
Percent of net sales	13.9%	12.8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the first quarter of fiscal 2016 were $755 million, an increase of eight percent (19 percent ex-FX) compared to the prior year. The increase in net sales was due to the expansion of recently launched platforms, higher take rates and stronger automotive production.

On a non-GAAP basis in the first quarter of fiscal 2016, gross margin increased 10 basis points to 23.7 percent compared to the prior year. SG&A expenses as a percent of sales declined 100 basis points to 12.0 percent compared to the prior year due to improved operating leverage on higher sales.

Connected Car Highlights

During the quarter, the Connected Car division won follow-on awards with BMW, Daimler, GAC Motor, Suzuki and Tata for their next-generation embedded infotainment solutions. In addition, HARMAN continued to demonstrate its leadership in connectivity solutions, including telematics control units (TCUs). Building on the Company’s earlier TCU win with Daimler, which launches globally later this calendar year, HARMAN won a follow-on award from Daimler to supply next generation TCUs across car lines worldwide.

During the quarter, HARMAN launched embedded infotainment solutions on a number of new vehicle models, including the Audi A4, the Mercedes C-Class Coupe, the Mini Clubman and the Volkswagen Tiguan.

At the Frankfurt Auto Show in September, HARMAN demonstrated several key technologies, including its latest embedded infotainment platform with features such as augmented navigation, gesture control and Over-the-Air (OTA) updates. The Company also highlighted its strategy for enhancing automotive cyber security through its unique 5+1 security framework.

Lifestyle Audio

FY 2016 Key Figures – Lifestyle Audio	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	462	406	14%	21%
Gross profit	151	130	16%	22%
Percent of net sales	32.6%	32.0%
SG&A	103	81	27%	35%
Operating income	48	49	(3%)	1%
Percent of net sales	10.3%	12.1%
EBITDA[1]	61	58	6%	10%
Percent of net sales	13.3%	14.3%
Restructuring & non-recurring costs	1	4
Acquisition-related items	7	0
Non-GAAP - operational[1]
Gross profit	151	132	15%	21%
Percent of net sales	32.7%	32.4%
SG&A	96	79	21%	29%
Operating income	55	53	5%	10%
Percent of net sales	12.0%	12.9%
EBITDA	64	62	4%	8%
Percent of net sales	13.8%	15.1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
*	Includes intercompany revenues of less than $1 million.

Net sales in the first quarter of fiscal 2016 were $462 million, an increase of 14 percent (21 percent ex-FX) compared to the prior year primarily due to new product introductions in consumer audio and the acquisition of Bang & Olufsen car audio business.

On a non-GAAP basis in the first quarter of fiscal 2016, gross margin improved by 30 basis points to 32.7 percent compared to the prior year, primarily due to improved operating leverage as a result of higher sales volume. SG&A expenses as a percentage of sales increased 130 basis points to 20.7 percent, primarily due to increased investments in research and development to support several new car audio programs included in the Company’s backlog.

Lifestyle Audio Highlights

During the quarter, HARMAN secured new car audio business with Audi, BMW, Great Wall, Hyundai and Toyota, among others. New vehicles launched in the quarter included the Alfa Romeo Giulia (Harman/Kardon), the Lexus RX (Mark Levinson), and the McLaren 570S (Bowers & Wilkins).

HARMAN continued its industry leadership in portable speakers, recording its 15 millionth worldwide portable speaker sale since its launch of the category. In the quarter, the Company launched its third generation of portable speakers, expanding its portfolio with the JBL™ Xtreme, the most powerful speaker in its class.

In September, HARMAN debuted 58 new products at the IFA consumer electronics trade show in Berlin. Notable headphone launches included the AKG™ N60 NC, winner of 2015 EISA, RedDot, and IF Design awards and the AKG Y50 BT headphones, which won a 5-star rating from What Hi-Fi magazine.

Professional Solutions

FY 2016 Key Figures – Professional Solutions	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	247	254	(3%)	1%
Gross profit	102	103	(1%)	3%
Percent of net sales	41.4%	40.7%
SG&A	77	80	(4%)	(1%)
Operating income	26	23	10%	17%
Percent of net sales	10.4%	9.1%
EBITDA[1]	34	32	6%	12%
Percent of net sales	13.8%	12.7%
Restructuring & non-recurring costs	2	5
Non-GAAP - operational[1]
Gross profit	103	103	(1%)	4%
Percent of net sales	41.6%	40.7%
SG&A	75	75	(1%)	3%
Operating income	28	28	(1%)	5%
Percent of net sales	11.3%	11.1%
EBITDA	36	37	(4%)	2%
Percent of net sales	14.5%	14.6%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
*	Includes intercompany revenues of less than $1 million

Net sales in the first quarter of fiscal 2016 were $247 million, a decrease of three percent (an increase of one percent ex-FX) compared to the prior year.

On a non-GAAP basis in the first quarter of fiscal 2016, gross margin increased 90 basis points to 41.6 percent, driven by an improvement in product mix. SG&A expenses as a percentage of sales increased 70 basis points to 30.3 percent compared to the prior year.

Professional Solutions Highlights

During the first quarter, the Company’s entertainment and enterprise solutions were selected by leading system integrators and installers around the world. Notable projects included the Changi Airport in Singapore and a large enterprise control and automation project for Raytheon. HARMAN’s solutions also powered a wide range of high-profile special events, music festivals and televised award shows, including the iHeartRadio Music Festival in Las Vegas and the Rock in Rio in Brazil.

The division launched 7 major new products during the quarter, and many solutions were recognized with innovation awards from industry experts.

During the quarter, HARMAN started production of certain products at its new facility in Pecs, Hungary as part of the plan to improve its European manufacturing footprint.

Connected Services

FY 2016 Key Figures – Connected Services	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	174	68	157%	208%
Gross profit	58	17	241%	300%
Percent of net sales	33.1%	25.0%
SG&A	52	11	364%	425%
Operating income	5	6	(7%)	18%
Percent of net sales	3.0%	8.3%
EBITDA[1]	19	6	213%	301%
Percent of net sales	11.0%	9.0%
Restructuring & non-recurring costs	0	0
Acquisition-related items	14	0
Non-GAAP - operational[1]
Gross profit	58	17	241%	300%
Percent of net sales	33.1%	25.0%
SG&A	38	11	235%	280%
Operating income	20	6	251%	348%
Percent of net sales	11.3%	8.3%
EBITDA	23	6	276%	381%
Percent of net sales	13.2%	9.0%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
*	Includes intercompany revenues of $6 million.

Net sales in the first quarter of fiscal 2016 were $174 million compared to $68 million in the prior year, driven primarily by the expansion of the Company’s services portfolio. On a non-GAAP basis, gross margin was 33.1 percent, and SG&A expenses as a percentage of sales were 21.8 percent.

Connected Services Highlights

During the quarter, HARMAN began providing product development services to new customers, including Mozilla, Pepsi and United Healthcare. Connected Services also secured follow-on business from BMW, Hyundai, Intel, Polycom and Toyota. In addition, HARMAN capitalized on its industry-leading OTA update technology, winning awards with Bosch, KDDI and Subaru.

At Cisco’s 24th Annual Supplier Appreciation Event, Cisco Systems named HARMAN one of its top three software development partners, recognizing HARMAN’s commitment to innovation, execution and customer service.

Recently, HfS Research, the leading independent research authority for IT and business services, recognized HARMAN as a global leader in Internet of Things (IoT) software solutions. HARMAN earned a spot in their “Winner’s Circle” with the highest overall score for delivering robust, end-to-end IoT solutions, as well as OTA updates and analytics capabilities.

Other (Corporate)

FY 2016 Key Figures – Other	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]
SG&A	34	35	(2%)	(1%)
Restructuring & non-recurring costs	0	0
Acquisition-related items	1	2
Non-GAAP - operational[1]
SG&A	33	33	1%	1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expenses include compensation, benefit and occupancy costs for corporate employees, new technology innovation and expenses associated with the Company’s brand identity campaign. On a non-GAAP basis, SG&A was $33 million, in-line with the prior year.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended September 30
	2015	2014
Net sales	$1,630,888	$1,428,922
Cost of sales	1,143,490	1,014,290
Gross profit	487,398	414,632
Selling, general and administrative expenses	355,931	298,849
Operating income	131,467	115,783
Other expenses:
Interest expense, net	8,259	2,677
Foreign exchange losses (gains), net	(1,845)	60
Miscellaneous, net	3,987	2,340
Income before income taxes	121,066	110,706
Income tax expense, net	33,549	27,772
Net income	87,517	82,934
Net income attributable to non-controlling interest	418	(39)

Net income attributable to HARMAN International Industries, Incorporated	$87,099	$82,973

Earnings per share:
Basic	$1.21	$1.20
Diluted	$1.20	$1.18
Weighted average shares outstanding:
Basic	72,032	69,301
Diluted	72,556	70,194

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	September 30 2015	June 30 2015
ASSETS
Current Assets
Cash and cash equivalents	$402,161	$649,513
Receivables, net	1,046,315	1,024,139
Inventories	846,302	693,574
Other current assets	575,376	581,544
Total current assets	2,870,154	2,948,770
Property, plant and equipment, net	547,136	552,421
Goodwill	1,348,761	1,287,180
Deferred tax assets, long-term, net	71,479	43,706
Other assets	973,551	1,097,675

Total assets	$5,811,081	$5,929,752

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$4,474	$4,550
Short-term debt	480	1,021
Accounts payable	870,423	918,910
Accrued liabilities	954,724	956,425
Accrued warranties	169,551	163,331
Income taxes payable	79,210	76,131
Total current liabilities	2,078,862	2,120,368
Borrowings under revolving credit facility	258,125	283,125
Long-term debt	797,642	797,542
Pension liability	187,140	186,662
Other non-current liabilities	113,807	149,229
Total liabilities	3,435,576	3,536,926
Total HARMAN International Industries, Incorporated shareholders’ equity	2,356,877	2,374,613
Noncontrolling interest	18,628	18,213
Total equity	2,375,505	2,392,826

Total liabilities and equity	$5,811,081	$5,929,752

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended September 30, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,630,888	$0	$1,630,888
Cost of sales	1,143,490	(1,679)[a]	1,141,811
Gross profit	487,398	1,679	489,077
Selling, general and administrative expenses	355,931	(24,781)[b]	331,150
Operating income	131,467	26,460	157,927
Other expenses:
Interest expense, net	8,259	0	8,259
Foreign exchange losses (gains), net	(1,845)	0	(1,845)
Miscellaneous, net	3,987	(1,225)	2,762
Income before income taxes	121,066	27,685	148,751
Income tax expense, net	33,549	7,759 [c]	41,308
Net income	87,517	19,926	107,443
Net income attributable to non-controlling interest	418	0	418

Net income attributable to HARMAN International Industries, Incorporated	$87,099	$19,926	$107,025

Earnings per share:
Basic	$1.21	$0.28	$1.49
Diluted	$1.20	$0.27	$1.48
Weighted average shares outstanding:
Basic	72,032		72,032
Diluted	72,556		72,556

a)	Restructuring expense in Cost of Sales was $1.7 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was a credit of $0.5 million primarily due to revised cost estimates related to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $2.1 million. Acquisition-related expenses were $23.2 million, including $16.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended September 30, 2014
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,428,922	$0	$1,428,922
Cost of sales	1,014,290	(2,923)[a]	1,011,367
Gross profit	414,632	2,923	417,555
Selling, general and administrative expenses	298,849	(8,885)[b]	289,964
Operating income	115,783	11,808	127,591
Other expenses:
Interest expense, net	2,677	0	2,677
Foreign exchange losses (gains), net	60	0	60
Miscellaneous, net	2,340	(0)	2,340
Income before income taxes	110,706	11,808	122,514
Income tax expense, net	27,772	2,886 [c]	30,658
Equity in net loss of unconsolidated subsidiaries	0	0	0
Net income	82,934	8,922	91,856
Net income attributable to non-controlling interest	(39)	0	(39)

Net income attributable to HARMAN International Industries, Incorporated	$82,973	$8,922	$91,895

Earnings per share:
Basic	$1.20	$0.13	$1.33
Diluted	$1.18	$0.13	$1.31
Weighted average shares outstanding:
Basic	69,301		69,301
Diluted	70,194		70,194

a)	Restructuring expense in Cost of Sales was $2.9 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $4.0 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $4.9 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended September 30		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,630,888	$1,428,922	14%
Effects of foreign currency translation (1)		(108,199)

Net sales - local currency	1,630,888	1,320,723	23%

Gross profit - nominal currency	487,398	414,632	18%
Effects of foreign currency translation (1)		(25,273)

Gross profit - local currency	487,398	389,359	25%

SG&A - nominal currency	355,931	298,849	19%
Effects of foreign currency translation (1)		(18,989)

SG&A - local currency	355,931	279,860	27%

Operating income - nominal currency	131,467	115,783	14%
Effects of foreign currency translation (1)		(6,284)

Operating income - local currency	131,467	109,499	20%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	87,099	82,973	5%
Effects of foreign currency translation (1)		(4,045)

Net income attributable to HARMAN International Industries, Incorporated - local currency	87,099	78,928	10%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended September 30		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,630,888	$1,428,922	14%
Effects of foreign currency translation (1)		(108,199)

Net sales - local currency	1,630,888	1,320,723	23%

Gross profit - nominal currency	489,077	417,555	17%
Effects of foreign currency translation (1)		(25,691)

Gross profit - local currency	489,077	391,864	25%

SG&A - nominal currency	331,150	289,964	14%
Effects of foreign currency translation (1)		(18,482)

SG&A - local currency	331,150	271,482	22%

Operating income - nominal currency	157,927	127,591	24%
Effects of foreign currency translation (1)		(7,209)

Operating income - local currency	157,927	120,382	31%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	107,025	91,895	16%
Effects of foreign currency translation (1)		(4,969)

Net income attributable to HARMAN International Industries, Incorporated - local currency	107,025	86,926	23%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	131,467	26,460	157,927	115,783	11,808	127,591
Depreciation & Amortization	56,838	(18,241)	38,597	37,427	(1,394)	36,033
EBITDA	188,305	8,219	196,524	153,210	10,414	163,624
CONNECTED CAR
Operating income	87,219	1,046	88,265	72,646	1,377	74,023
Depreciation & Amortization	18,402	(1,836)	16,566	16,959	(1,371)	15,588
EBITDA	105,621	(790)	104,831	89,605	6	89,611
LIFESTYLE AUDIO
Operating income	47,694	7,550	55,244	49,073	3,518	52,591
Depreciation & Amortization	13,587	(5,128)	8,459	8,957	0	8,957
EBITDA	61,281	2,422	63,703	58,030	3,518	61,548
PROFESSIONAL SOLUTIONS
Operating income	25,685	2,184	27,869	23,265	4,851	28,116
Depreciation & Amortization	8,504	(638)	7,866	8,941	(23)	8,918
EBITDA	34,189	1,546	35,735	32,206	4,828	37,034
CONNECTED SERVICES
Operating income	5,191	14,474	19,665	5,599	0	5,599
Depreciation & Amortization	13,880	(10,639)	3,241	500	0	500
EBITDA	19,071	3,835	22,906	6,099	0	6,099

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended September 30, 2015

(In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations	HARMAN
Net Trade Sales	$755,483	$461,752	$246,333	$167,281	$0	$1,630,888
Intercompany Sales	0	530	773	6,420	(7,723)	0
Net Sales	755,483	462,282	247,106	173,701	(7,723)	1,630,888

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	September 30, 2015
$ millions
Cash & cash equivalents	$402
Available credit under Revolving Credit Facility	937

Total Liquidity	$1,339